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                              ASSIGNMENT AGREEMENT


                                                                    EXHIBIT 99.1


                   AGREEMENT FOR ASSIGNMENT OF EQUITY INTEREST

                                       IN

                  HATHAWAY SIFANG PROTECTION & CONTROL CO.,LTD

                                     BETWEEN

                              HATHAWAY CORPORATION

                                       AND

                    BEIJING SIFANG TONGCHUANG PROTECTION AND

                                CONTROL CO., LTD


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                              ASSIGNMENT AGREEMENT

                   AGREEMENT FOR ASSIGNMENT OF EQUITY INTEREST

This Agreement is made this day of , 2001, in Beijing, People's Republic of China ("China") by and between the following parties:

(1) Hathaway Corporation, a corporation lawfully organized and existing under the laws of the State of Colorado, United State of America and with its legal address at 8228 Park Meadows Drive, Littleton, Colorado, USA ("Party A"); and

(2) Beijing Sifang Tongchuang Protection and Control Co., Ltd., a company lawfully organized and existing under the laws of China and with its legal address at 4th Floor, Building 3, 4th Avenue, Shangdi Information Industry Base, Haidian District, Beijing ("Party B").

WHEREAS:

1. Party A legally holds a twenty percent (20%) interest in Hathaway Sifang Protection & Control Co., Ltd. (hereinafter referred to as "Hathaway Sifang");

2. Party B legally holds a twenty-two and one-tenth percent (22.10%) interest in Hathaway Sifang;

3. Hathaway Sifang is a limited liability company lawfully organized and existing under the laws of China and registered in Beijing, China; and

4. Party A is willing to assign its entire interest in Hathaway Sifang to Party B and Party B is willing to accept the assignment of such interest upon the terms and conditions set out in this Agreement.

In order to set out the respective rights and obligations of both Party A and Party B with respect to the assignment of Party A's twenty percent (20%) interest in Hathaway Sifang (the "Equity Interest"), Party A and Party B hereby agree as follows:

                    ARTICLE 1. ASSIGNMENT OF EQUITY INTEREST

1.1 In accordance with the provisions of this Agreement, Party A agrees to assign to Party B and Party B agrees to purchase from Party A the Equity Interest, together with all rights, interests, profits, and obligations relating thereto.

1.2 Legal title in the Equity Interest shall not pass from Party A to Party B until each of the conditions precedent set out in Article 4.1 has been satisfied or waived in writing by Party A.once legal title passes , Party A undertakes to take all steps
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                              ASSIGNMENT AGREEMENT

     necessary to assist Party B in recording the change of shareholders in Hathaway Sifang, and completing other legal formalities in connection with the assignment of the Equity Interest under this Agreement.

              ARTICLE 2. PURCHASE PRICE AND TIME AND FORM OF PAYMENT

2.1 In consideration of the assignment from Party A to Party B of the Equity Interest, Party B has agreed to pay Three Million and Twenty Thousand US Dollars (US$3,020,000) to Party A (the "Purchase Price").

2.2 This Agreement is a fixed price agreement. The Purchase Price cannot be amended except by the consent of both Party A and Party B, as evidenced by a written agreement signed by the authorized representatives of Party A and Party B.

2.3 Party A and Party B agree that as soon as practicable after the date both Parties have signed this Agreement, Party B shall complete a formal written application (to be filed in joint names with Party A) to the relevant department of the State Administration of Foreign Exchange ("SAFE") in order to obtain the SAFE's approval for Party B (i) to convert the Renminbi equivalent of the Purchase Price from Renminbi into US Dollars, and (ii) to remit the Purchase Price to the overseas bank account specified by Party A.

2.4 In connection with the application referred to in Article 2.3, Party B agrees that it shall:

     (i) obtain any documents, approvals, consents, etc., or copies thereof, required by the SAFE in order for the SAFE to issue the approvals referred to in Article 2.3; and

     (ii) attend any meetings requested by the SAFE in connection with the application described in Article 2.3 and use its best efforts to overcome any objections raised by the SAFE in relation thereto.

2.5 Party B agrees that it shall bear all expenses incurred in connection with the application to the SAFE described in Article 2.3.

2.6 Each Party shall be responsible for the payment of any taxes and fees imposed against it under applicable Chinese laws and regulations in connection with the payment and receipt of the Purchase Price. The Parties agree that Party A's tax liability (which shall be imposed by withholding) shall be calculated by Arthur Andersen. Party B shall provide Party A with the original tax receipt issued by the relevant tax bureau in respect of the amount withheld forthwith upon issue of the said receipt.
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                              ASSIGNMENT AGREEMENT

             ARTICLE 3. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

3.1 On the date this Agreement is signed and the date on which legal title to the Equity Interest passes from Party A to Party B, Party A represents, warrants and undertakes to Party B as follows:

     (i) Party A, as the legal owner of the Equity Interest, has obtained all internal consents, permissions and approvals required for the assignment of the Equity Interest to Party B and to enter into this Agreement;

     (ii) there are no forms of pledge, lien or other forms of security right encumbering the Equity Interest, nor does the assignment of the Equity Interest contravene any agreement entered into by Party A; and

    (iii) Party A has not entered into any form of assignment agreement or arrangement with any third party other than Party B in relation to the Equity Interest or any part thereof.

3.2 On the date this Agreement is signed and the date on which legal title to the Equity Interest passes from Party A to Party B, Party B represents, warrants and undertakes to Party A as follows:

     (i) Party B has all rights, power and capacity to make and perform this Agreement and has obtained all necessary consents, permissions and approvals required to enter into this Agreement; and

     (ii) Party B's acceptance of the Equity Interest does not and shall not violate any legal documents binding Party B, such as Articles of Association, signed contracts and agreements.

           ARTICLE 4. EFFECTIVE DATE OF ASSIGNMENT OF EQUITY INTEREST

4.1 Legal title in the Equity Interest shall pass from Party A to Party B on the date upon which the last of the following conditions precedent has been satisfied or waived in writing by Party A:

     (i) Party B provides Party A with copies of approvals issued by the SAFE permitting (a) conversion by Party B of the Renminbi equivalent of the Purchase Price into US Dollars and (b) the remittance by Party B of the Purchase Price to the overseas bank account specified by Party A;
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                              ASSIGNMENT AGREEMENT

     (ii) Party B provides Party A with evidence in writing that Party B's bank has remitted the Purchase Price (less applicable taxes withheld by Party B in accordance with Article 2.6) to Party A's bank account and Party A confirms receipt thereof;

    (iii) Party B procures that Hathaway Sifang changes its registered enterprise name to a name that does not include the names "Hathaway" or "/ / / /" or any other names identical or similar thereto;

     (iv) Party B undertakes in writing to Party A not to use the names "Hathaway" or "/ / / /" or any other names identical or similar thereto in the course of Party B's business, whether as trademarks, service marks or as part of an enterprise name, trade name or domain name; and

     (v) Party B procures that Hathaway Sifang undertakes in writing to Party A not to use the names "Hathaway" or "/ / / " or any other names identical or similar thereto in the course of Hathaway Sifang's business, whether as trademarks, service marks or as part of an enterprise name, trade name or domain name.

4.2 In the event that the conditions precedent set out in Article 4.1 are not satisfied within ninety (90) days from the date both Parties sign this Agreement, then this Agreement shall terminate automatically and, except as provided in Article 5.2, Party A and Party B shall not be liable to one another in relation to the purchase and sale of the Equity Interest under this Agreement.

4.3 After legal title in the Equity Interest has passed from Party A to Party B, Party A shall no longer enjoy any rights nor be liable for any obligations or responsibilities in connection with the Equity Interest.

                         ARTICLE 5. LIABILITY FOR BREACH

5.1 Breach of this Agreement shall arise when either Party violates its representations, warranties or undertakings or any of the provisions of this Agreement. The breaching party shall pay the aggrieved party complete and sufficient compensation for losses.

5.2 The responsibilities of the Parties with regard to breaches of this Agreement shall survive the termination of this Agreement.
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                              ASSIGNMENT AGREEMENT

                            ARTICLE 6. APPLICABLE LAW

The formation, validity, interpretation and implementation of the Agreement and the settlement of disputes hereunder are governed by the relevant laws of China.

                        ARTICLE 7. SETTLEMENT OF DISPUTES

7.1 In the event that any dispute arises between the Parties in relation to this Agreement, including any dispute regarding its existence, validity, breach or termination, the Parties shall attempt to settle such dispute through friendly consultations. If no settlement has been reached within thirty (30) days from the date one Party has served written notice on the other Party requesting consultations, then either Party may apply to the China International Economic and Trade Arbitration Commission ("CIETAC") in Beijing for arbitration in accordance with its arbitration rules and procedures then in effect. The Parties agree that the sole arbitrator to be appointed by CIETAC shall be a national of a country other than the country of origin of either Party. The arbitration award shall be final and binding upon the Parties.

7.2 Pursuant to relevant laws of China, if any provision of this Agreement is determined to be invalid or unenforceable, the offending provision shall be stricken without affecting the continuing validity and implementation of the other provisions of this Agreement.

                           ARTICLE 8. AGREEMENT RIGHTS

Without the written consent of the other Party, neither Party shall assign the rights it enjoys under this Agreement. The successors and approved assignees of the Parties shall be bound by this Agreement.

                    ARTICLE 9. EFFECTIVE DATE OF THE AGREEMENT

This Agreement shall enter into effect and shall bind the Parties from the date it is signed by the authorized representatives of the Parties.

                            ARTICLE 10. MISCELLANEOUS

10.1 Any notice, demand or other communication given under this Agreement to a Party shall be in writing and delivered or sent to that Party at its address or fax number specified in this Article 10.1 (or such other address or fax number as the addressee has by three (3) days' prior written notice specified to the other Party). Any notice, demand or other communication shall be deemed to have been
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                              ASSIGNMENT AGREEMENT

     delivered (i) if given or made by letter, fourteen (14) calendar days after posting, and (ii) if given or made by fax, on the date of dispatch, as evidenced by confirmed transmission report. The respective designated addresses of Party A and Party B are as follows:

          Party A's address:  8228 Park Meadows Drive
                              Littleton, Colorado, USA 80124

          Contact person:     Mr. Richard Smith

          Telephone number:   (1 303) 799 8200

          Fax number:         (1 303) 799 8880

          Party B's address:  4th Floor, Building 3, 4th Avenue,
                              Shangdi Information Industry Base,
                              Haidian District, Beijing

          Contact person:     Wang Xuzhao

          Telephone number:   (86 10) 6296 1515

          Fax number:         (86 10) 6298 1004


10.2 This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, supersedes any prior expression of intent or understanding relating hereto and may only be modified or amended by written instrument signed by the authorized representatives of the Parties.

10.3 This Agreement is made in Chinese and English languages, with both language versions having equal validity. Each language version shall be concluded in two (2) originals and two (2) duplicates. Each Party shall retain one (1) original and the duplicates shall be used for handling government procedures arising from the transactions contemplated by this Agreement.

10.4 Any expenses relating to recordal of the change of shareholders in Hathaway Sifang shall be borne by Party B.
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                              ASSIGNMENT AGREEMENT


IN WITNESS WHEREOF, this Agreement has been signed by the authorized representatives of the Parties on the date first above written.

Assignor: Hathaway Corporation

Representative: /s/ Richard D. Smith

         Title: /s/ President, Chief Executive Officer and Chief Financial
                    Officer

Assignee: Beijing Sifang Tongchuang Protection and Control Co., Ltd.

Representative: /s/ Wang Xuzhao

         Title: /s/ President